UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2006

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01.       Financial Statements and Exhibits

     Registrant has reported its results of operations for the three and fiscal year ended October 31, 2006, as described in Registrant’s news release dated November 21, 2006, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document
99.1	Press release issued by the Registrant dated November 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	November 21, 2006	/s/ William M. Steul
William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated November 21, 2006.

Exhibit 99.1

NEWS RELEASE

Eaton Vance Corp. The Eaton Vance Building 255 State Street, Boston, MA 02109 (617) 482-8260 Contact: William M. Steul

November 21, 2006 FOR IMMEDIATE RELEASE

EATON VANCE CORP. REPORT FOR THE THREE MONTHS AND FISCAL YEAR ENDED OCTOBER 31, 2006

Boston, MA--Eaton Vance Corp. earned $0.29 per diluted share in the fourth quarter of fiscal 2006, an increase of 7 percent over the $0.27 per diluted share earned in the fourth quarter of fiscal 2005. Fourth quarter earnings were reduced by $0.06 per diluted share because of expenses associated with the early retirement of the Company’s long-term debt. The Company earned $1.17 per diluted share in fiscal 2006 compared to $0.99 per diluted share in fiscal 2005, an increase of 18 percent.

Assets under management on October 31, 2006 were $128.9 billion, a 19 percent increase over the $108.5 billion of managed assets on October 31, 2005. Total gross sales and other inflows into Eaton Vance funds and separate accounts were $27.1 billion in fiscal 2006 compared to $24.7 billion in fiscal 2005, representing the highest level of gross sales and other inflows in Company history. Long-term fund and separate account net inflows (gross inflows less redemptions and other outflows) were $7.1 billion in fiscal 2006 compared to $9.6 billion in fiscal 2005. Market appreciation added $9.6 billion, money market fund assets increased $3.3 billion and an acquisition of high-net-worth assets contributed $0.4 billion to assets under management in fiscal 2006. Tables 1, 2, 3 and 4 (attached) summarize assets under management and asset flows by investment objective.

“Fiscal 2006 was another banner year for Eaton Vance,” said James B. Hawkes, Chairman and CEO. “Total assets under management increased 19 percent to $128.9 billion, after exceeding $100 billion last year for the first time in Company history. Gross sales and inflows of $27.1 billion set a new record. Open-end mutual fund net flows more than doubled. Overall, equity fund assets increased 18 percent, bank loan fund assets increased 19 percent, fixed-income fund assets increased 16 percent and separately managed account assets increased 10 percent. Money market assets increased 13 times. The new assets added in fiscal 2006 should contribute meaningfully to revenue, profit and cash flow in fiscal 2007.”

Eaton Vance experienced net inflows of $1.9 billion in the fourth quarter of fiscal 2006 compared to net inflows of $3.8 billion in the fourth quarter of fiscal 2005. Among the different product categories, open-end fund net inflows increased 121 percent to $1.5 billion and retail managed account net inflows increased 49 percent to $644 million compared to the same period last year. Closed-end fund net inflows were $53 million in the fourth quarter of fiscal 2006 and $1.9 billion in the fourth quarter of fiscal 2005. The Company did not have a closed-end fund offering in the fourth quarter of fiscal 2006 but expects a closed-end fund offering this month to bring in a significant amount of new assets. Institutional and high-net-worth net outflows of $804 million in the fourth quarter resulted primarily from withdrawals from two bank loan separate accounts due to shifts in client asset allocation.

As a result of higher average assets under management, revenue in the fourth quarter of fiscal 2006 increased by $29.1 million or 15 percent to $227.3 million compared to revenue in the fourth quarter of fiscal 2005 of $198.1 million. Investment adviser and administration fees increased 17 percent to $157.5 million compared to a 15 percent increase in average assets under management. Despite the higher average assets under management, distribution and underwriter fees were essentially equal in the two quarters because of the continuing shift in sales and assets from class B mutual fund shares to other fund share classes and other managed assets with low or no distribution fees. Service fee revenue increased 23 percent to $33.6 million due to the increase in average fund assets that pay these fees. Other revenue increased 69 percent primarily because of income earned in the fourth quarter of 2006 from consolidated investment companies.

Operating expenses increased 13 percent in the fourth quarter of fiscal 2006 to $154.9 million compared to operating expenses of $136.6 million in the fourth quarter of fiscal 2005, reflecting higher compensation, service fee and other expenses. Compensation expense increased 17 percent to $62.7 million because of increases in employee headcount, higher marketing incentive compensation, higher stock-based compensation expense and higher operating income-based bonus accruals.

Amortization of deferred sales commissions of $12.9 million in the fourth quarter of fiscal 2006 essentially equaled amortization of deferred sales commissions in the fourth quarter last year, reflecting the decline in class B share assets under management off set by an increase in class C share assets under management. Service fee expense increased 15 percent because of the growth in fund assets retained more than one year. Distribution expense decreased 1 percent primarily because of the absence of closed-end fund sales in the fourth quarter of fiscal 2006. Other expenses increased 39 percent due to increases in fund expenses paid by the Company, and increases in information technology and facilities expenses.

Operating income increased 18 percent to $72.4 million and net income increased 2 percent to $38.5 million in the fourth quarter of fiscal 2006, compared to $61.5 million and $37.7 million, respectively, in the fourth quarter of fiscal 2005. Interest income increased 34 percent because of higher interest and dividends earned on cash and short-term investments. Interest expense increased $11.1 million because of one-time costs associated with the retirement of the Company’s long-term debt. On August 17, 2006 a subsidiary of the Company completed its redemption of $76.4 million of its zero-coupon exchangeable notes for cash. Note holders were entitled to exchange each note for 28.73 shares of Eaton Vance Corp. non-voting common stock. The premium value of the shares in excess of the accreted value of the notes was $9.8 million, which was paid to note holders in cash and was charged to interest expense in the fiscal fourth quarter. The additional interest expense and write-off of $1.5 million of related debt issuance costs reduced fourth quarter net income by $8.1 million and diluted earnings per share by $0.06. Redemption of the notes eliminated all of Eaton Vance Corp.’s outstanding long-term debt and reduced its diluted shares outstanding by 3.2 million shares or approximately 2 percent.

The effective tax rate, before minority interest and equity in net income of affiliates, was 39 percent in the fourth quarter of fiscal 2006 and 38 percent in the fourth quarter of fiscal 2005.

Revenue in fiscal 2006 increased 14 percent to $862.2 million from $753.2 million in fiscal 2005. Fiscal 2006 investment adviser and administration fee revenue increased 18 percent to $594.6 million as a result of the 16 percent increase in average assets under management. Fiscal 2006 distribution and underwriter fee revenue increased 1 percent in fiscal 2006, lower than the rate of asset growth, because of the continuing shift in sales and assets to fund share classes and other managed assets with low or no distribution fees. Service fee revenue increased 17 percent due to the increase in average fund assets that pay service fees. Other revenue declined 31 percent in fiscal 2006 because of an investment company that was no longer consolidated after April 2005.

Operating expenses increased 15 percent to $597.2 million in fiscal 2006 from $520.6 million in fiscal 2005 because of higher compensation, marketing, distribution and other expenses. Compensation expense increased 19 percent in fiscal 2006 to $244.6 million due to a 15 percent increase in employee headcount, increases in base salaries, higher sales-based marketing incentive payments, higher stock-based compensation expense and higher operating income-based bonus accruals.

Amortization of deferred sales commissions decreased 18 percent in fiscal 2006 compared to fiscal 2005 primarily because of the decline in Class B share assets. Service fee expense increased 11 percent because of the growth in fund assets retained more than one year. Distribution expense increased 13 percent in fiscal 2006 primarily because of higher sales support expense, and higher open-end and closed-end fund distribution expense. Other expenses increased 43 percent in fiscal 2006 primarily because of increased fund expense, information technology and facilities expense and an $8.9 million acceleration of amortization expense to write off intangible assets in the second quarter. Operating income increased 14 percent to $265.0 million in fiscal 2006 from $232.6 million in fiscal 2005.

Fiscal year 2006 net income increased 15 percent to $159.4 million. Interest income in fiscal 2006 increased 84 percent to $8.0 million primarily because of higher interest and dividends earned on cash and short-term investments. Interest expense increased $11.4 million, reflecting the aforementioned repurchase of a subsidiary’s exchangeable notes in the fourth quarter of fiscal 2006. The Company realized $3.7 million of investment gains in fiscal 2006. Impairment losses on equity investments in collateralized debt funds the Company manages were $0.6 million in fiscal 2006 and $2.1 million in fiscal 2005. The Company’s effective tax rate was 39 percent in fiscal 2006 and in fiscal 2005.

Cash, cash equivalents and short-term investments were $227.4 million on October 31, 2006 and $274.2 million on October 31, 2005. The Company’s strong cash flow in fiscal 2006 enabled it to pay $160.0 million to repurchase and retire 5.8 million shares of its non-voting common stock, $86.2 million to retire its exchangeable long-term debt, representing 3.2 million common share equivalents, and $53.9 million in dividends to its shareholders. There are no outstanding borrowings against the Company’s $180.0 million credit facility. Approximately 6.3 million shares remain of the current 8.0 million stock repurchase authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp. Summary of Results of Operations (in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended

	October	October	%	October	October	%
	2006	2005	Change	2006	2005	Change

Revenue:
Investment adviser and administration fees	$ 157,456	$135,038	17%	$ 594,632	$503,085	18%
Distribution and underwriter fees	34,952	34,936	0	140,331	139,043	1
Service fees	33,567	27,391	23	122,805	104,644	17
Other revenue	1,308	774	69	4,426	6,403	(31)

Total revenue	227,283	198,139	15	862,194	753,175	14

Expenses:
Compensation of officers and employees	62,694	53,752	17	244,620	205,663	19
Amortization of deferred sales commissions	12,880	12,894	(0)	52,048	63,535	(18)
Service fee expense	25,677	22,344	15	95,573	86,197	11
Distribution expense	31,262	31,559	(1)	116,741	103,447	13
Other expenses	22,385	16,084	39	88,246	61,726	43

Total expenses	154,898	136,633	13	597,228	520,568	15

Operating Income	72,385	61,506	18	264,966	232,607	14

Other Income/(Expense):
Interest income	2,095	1,558	34	8,033	4,354	84
Interest expense	(11,470)	(365)	nm	(12,850)	(1,464)	778
Gain on investments	78	(236)	nm	3,667	38	nm
Foreign currency loss	(40)	(6)	567	(222)	(32)	594
Impairment loss on investments	-	(280)	nm	(592)	(2,120)	(72)

Income Before Income Taxes, Minority Interest,
Equity in Net Income of Affiliates and
Cumulative Effect of Change in Accounting Principle	63,048	62,177	1	263,002	233,383	13

Income Taxes	(24,794)	(23,885)	4	(102,245)	(90,871)	13

Minority Interest	(1,273)	(1,301)	(2)	(5,103)	(5,037)	1

Equity in Net Income of Affiliates, Net of Tax	1,546	704	120	4,349	1,231	253

Net Income Before Cumulative Effect of Change in
Accounting Principle	38,527	37,695	2	160,003	138,706	15

Cumulative Effect of Change in Accounting Principle,
Net of Tax	-	-	nm	(626)	-	nm

Net Income	$ 38,527	$37,695	2	$ 159,377	$138,706	15

Earnings Per Share Before Cumulative Effect of
Change in Accounting Principle:
Basic	$0.30	$0.29	3	$ 1.25	$1.05	19

Diluted	$0.29	$0.27	7	$ 1.18	$0.99	19

Earnings Per Share:
Basic	$0.30	$0.29	3	$ 1.25	$1.05	19

Diluted	$0.29	$0.27	7	$ 1.17	$0.99	18

Dividends Declared, Per Share	$0.12	$0.10	20	$ 0.42	$0.34	24

Weighted Average Shares Outstanding:
Basic	126,434	129,902	(3)	127,807	131,591	(3)

Diluted	133,427	138,611	(4)	137,004	140,520	(3)

                                                                                                                                                    Page 10 of 12

Eaton Vance Corp. Balance Sheet (in thousands, except per share figures)

	October 31,	October 31,
	2006	2005

ASSETS
Current Assets:
Cash and cash equivalents	$206,705	$146,389
Short-term investments	20,669	127,858
Investment adviser fees and other receivables	94,669	83,868
Other current assets	7,324	10,473

Total current assets	329,367	368,588

Other Assets:
Deferred sales commissions	112,314	126,113
Goodwill	96,837	89,634
Other intangible assets, net	34,549	40,644
Long-term investments	73,075	61,766
Equipment and leasehold improvements, net	21,495	12,764
Other assets	558	3,035

Total other assets	338,828	333,956

Total assets	$668,195	$702,544

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accrued compensation	$80,975	$62,880
Accounts payable and accrued expenses	33,660	27,987
Dividend payable	15,187	12,952
Other current liabilities	9,823	12,538

Total current liabilities	139,645	116,357

Long-Term Liabilities:
Long-term debt	-	75,467
Deferred income taxes	22,520	29,804

Total long-term liabilities	22,520	105,271

Total liabilities	162,165	221,628

Minority interest	9,545	4,620

Commitments and contingencies	-	-

Shareholders' Equity:
Common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 309,760 shares	1	1
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 126,125,717 and 129,243,023 shares, respectively	493	505
Notes receivable from stock option exercises	(1,891)	(2,741)
Accumulated other comprehensive income	4,383	2,566
Retained earnings	493,499	475,965

Total shareholders' equity	496,485	476,296

Total liabilities and shareholders' equity	$668,195	$702,544

                                                                                                                                Page 11 of 12

Table 1		Table 2
Asset Flows (in millions)		Assets Under Management
Twelve Months Ended October 31, 2006		By Investment Objective (in millions)

			October 31,	October 31,	%
Assets 10/31/2005 - Beginning of Period	$108,493		2006	2005	Change

Long-term fund sales and inflows	21,219	Equity Funds	$ 53,220	$ 45,146	18%
Long-term fund redemptions and outflows	(13,391)	Fixed Income Funds	21,585	18,603	16%
Long-term fund net exchanges	(53)	Bank Loan Funds	19,982	16,816	19%
Long-term fund mkt. value change	6,447	Money Market Funds	3,625	278	1204%
Institutional and HNW account inflows	2,320	Separate Accounts	30,494	27,650	10%

Institutional and HNW account outflows	(4,440)	Total	$ 128,906	$ 108,493	19%

Institutional and HNW assets acquired [1]	449
Retail managed account inflows	3,556
Retail managed account outflows	(2,155)
Separate account mkt. value change	3,114
Change in money market funds	3,347

Net change	20,413

Assets 10/31/2006 - End of Period	$128,906

Table 3 Asset Flows by Investment Objective (in millions)

	Three Months Ended		Twelve Months Ended

	October 31,	October 31,	October 31,	October 31,
	2006	2005	2006	2005

Equity Fund Assets - Beginning of Period	$ 49,636	$ 43,509	$ 45,146	$ 36,895
Sales/Inflows	2,092	3,291	7,901	9,678
Redemptions/Outflows	(1,330)	(1,057)	(5,423)	(4,301)
Exchanges	8	4	2	47
Market Value Change	2,814	(601)	5,594	2,827

Net Change	3,584	1,637	8,074	8,251

Equity Fund Assets - End of Period	$ 53,220	$ 45,146	$ 53,220	$ 45,146

Fixed Income Fund Assets - Beginning of Period	20,206	18,451	18,603	17,553
Sales/Inflows	2,007	1,029	6,350	3,699
Redemptions/Outflows	(1,092)	(602)	(3,790)	(2,364)
Exchanges	29	(15)	22	(54)
Market Value Change	435	(260)	400	(231)

Net Change	1,379	152	2,982	1,050

Fixed Income Fund Assets - End of Period	$ 21,585	$ 18,603	$ 21,585	$ 18,603

Bank Loan Fund Assets - Beginning of Period	19,511	16,430	16,816	15,034
Sales/Inflows	1,422	1,392	6,968	5,223
Redemptions/Outflows	(1,083)	(914)	(4,178)	(3,339)
Exchanges	(35)	(10)	(77)	(41)
Market Value Change	167	(82)	453	(61)

Net Change	471	386	3,166	1,782

Bank Loan Fund Assets - End of Period	$ 19,982	$ 16,816	$ 19,982	$ 16,816

Long-Term Fund Assets - Beginning of Period	89,353	78,390	80,565	69,482
Sales/Inflows	5,521	5,712	21,219	18,600
Redemptions/Outflows	(3,505)	(2,573)	(13,391)	(10,004)
Exchanges	2	(21)	(53)	(48)
Market Value Change	3,416	(943)	6,447	2,535

Net Change	5,434	2,175	14,222	11,083

Total Long-Term Fund Assets - End of Period	$ 94,787	$ 80,565	$ 94,787	$ 80,565

Separate Accounts - Beginning of Period	28,899	27,314	27,650	24,475
Institutional/HNW Account Inflows	590	816	2,320	2,949
Institutional/HNW Account Outflows	(1,394)	(590)	(4,440)	(3,587)
Institutional and HNW Assets Acquired 1, 2	-	106	449	106
Retail Managed Account Inflows	1,030	811	3,556	3,198
Retail Managed Account Outflows	(386)	(379)	(2,155)	(1,553)
Separate accounts market value change	1,755	(428)	3,114	2,062

Net Change	1,595	336	2,844	3,175

Separate accounts - End of Period	$ 30,494	$ 27,650	$ 30,494	$ 27,650

Money market fund assets - End of Period	3,625	278	3,625	278

Total Assets Under Management - End of Period	$ 128,906	$ 108,493	$ 128,906	$ 108,493

Table 4 Long-Term Fund and Separate Account Net Flows (in millions)

	Three Months Ended			Twelve Months Ended

	October 31,	October 31,	October 31,	October 31,
	2006	2005	2006	2005

Long-term funds:
Open-end and other funds	$ 1,524	$689	$5,256	$ 2,364
Closed-end funds	53	1,941	323	5,016
Private funds	439	509	2,249	1,216
Institutional/HNW accounts	(804)	226	(2,120)	(638)
Retail managed accounts	644	432	1,401	1,645

Total net flows	$ 1,856	$3,797	$7,109	$ 9,603

[1] Voyageur Asset Management acquired by Eaton Vance in December 2005. [2] Weston Asset Management assets acquired by Eaton Vance in August 2005.